UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2015

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 regarding the appointment of David Dreyer as Senior Vice President and Chief Financial Officer is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, Biolase, Inc. ("Biolase") entered into an employment agreement with David Dreyer to serve as Senior Vice President and Chief Financial Officer of Biolase, effective March 9, 2015.

Under the terms of Mr. Dreyer’s employment agreement, Mr. Dreyer will receive an annual base salary of $275,000. In addition, Mr. Dreyer is eligible to receive a maximum annual performance bonus of $137,500, which is determined by the achievement of certain criteria as established by the Compensation Committee of the Board of Directors of Biolase (the "Compensation Committee"), and will be granted a non-qualified stock option to purchase 871,710 shares of Biolase common stock at an exercise price per share equal to the closing price of Biolase’s common stock on his first day of employment, as reported by the National Association of Securities Dealers on the Nasdaq Stock Market. The option will vest and become exercisable in accordance with time-based and performance criteria as established by the Compensation Committee and the term of the option will be ten years. Mr. Dreyer’s employment is at will.

Pursuant to the terms of the employment agreement, Mr. Dreyer is entitled to severance benefits in the event that either Biolase terminates him without cause or he resigns for good reason. The severance amount consists of one year of Mr. Dreyer’s annual base salary, which will be paid over twenty-six equal bi-weekly installments, and paid COBRA premiums for the twelve-month period following such termination.

Prior to joining Biolase, Mr. Dreyer served from 2010 to 2014 as Chief Financial Officer of Patient Safety Technologies Inc., an Irvine, California-based company that pioneered a technology for preventing surgical retained sponge errors. From 2009 to 2010, Mr. Dreyer was Chief Financial Officer of Fort Lauderdale, Florida-based Alphastaff Inc., the nation’s fourth largest professional employment outsourcing company. From 2004 to 2009, Mr. Dreyer was Chief Financial Officer of San Diego-based AMN Health Services Inc., a healthcare staffing company.

Mr. Dreyer holds a Bachelor of Science degree in Accounting from Golden Gate University. He is a Certified Public Accountant in California and a member of the AICPA.

There is no arrangement or understanding pursuant to which Mr. Dreyer was selected as Senior Vice President and Chief Financial Officer, and there are no related party transactions between Biolase and Mr. Dreyer reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Biolase, Inc., dated March 2, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

March 2, 2015	By:	/s/ Jeffrey M. Nugent

Name: Jeffrey M. Nugent
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase, Inc., dated March 2, 2015.